Columbia High Yield Municipal Fund
Columbia Managed Municipals Fund (Funds)

77B Accountant's Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862


             Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
Columbia Funds Trust IX

In planning and performing our audits of the financial statements of Columbia High Yield Municipal Fund and Columbia Managed Municipals Fund (the "Funds") (formerly Liberty High Yield Municipal Fund and Liberty Managed Municipals Fund, respectively) (each a series of Columbia Funds Trust IX, formerly Liberty-Stein Roe Funds Municipal Trust) for the year ended June 30, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
August 17, 2004





77D Policies with respect to security investments

Columbia High Yield Municipal Fund
Effective May 12, 2004, in the Fund's prospectus the paragraph "Derivative Strategies" under the section "Other Investment Strategies and Risks" was deleted in its entirety and the following paragraph was added to the section "Principal Investment Strategies" for the Fund:

The Fund may purchase derivative instruments, such as futures, options, swap contracts, and inverse floaters, to gain or reduce exposure to particular securities or segments of the municipal bond markets. Derivatives are financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use derivatives for both hedging and non-hedging purposes, such as to adjust the Fund's sensitivity to changes in interest rates, or to offset a potential loss in one position by establishing an opposite position. The Fund typically uses derivatives in an effort to achieve more efficiently economic exposures similar to those it could have achieved through the purchase and sale of municipal securities. Investments in derivatives may be applied toward meeting a requirement to invest in a particular kind of investment if the derivatives have economic characteristics similar to investments of that kind.

Also effective May 12, 2004, the following paragraph was added to the Fund's prospectus to the section "Principal Investment Risks":

Derivatives involve special risks and may result in losses. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing the Fund to lose more money than it would have had it invested in the underlying security. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility. The use of derivatives may also cause the Fund to receive taxable income, which could increase the amount of taxes payable by shareholders. Other risks arise from the Fund's potential inability to terminate or sell derivative positions. A liquid secondary market may not always exist for the Fund's derivative positions at times when the Fund might wish to terminate or sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. For more information on the risks of derivative strategies, see the SAI.


77D Policies with respect to security investments

Columbia Managed Municipals Fund (Fund)
Effective May 12, 2004, in the Fund's prospectus the paragraph "Derivative Strategies" under the section "Other Investment Strategies and Risks" was deleted in its entirety and the following paragraph was added to the section "Principal Investment Strategies" for the Fund:

The Fund may purchase derivative instruments, such as futures, options, swap contracts, and inverse floaters, to gain or reduce exposure to particular securities or segments of the municipal bond markets. Derivatives are financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use derivatives for both hedging and non-hedging purposes, such as to adjust the Fund's sensitivity to changes in interest rates, or to offset a potential loss in one position by establishing an opposite position. The Fund typically uses derivatives in an effort to achieve more efficiently economic exposures similar to those it could have achieved through the purchase and sale of municipal securities. Investments in derivatives may be applied toward meeting a requirement to invest in a particular kind of investment if the derivatives have economic characteristics similar to investments of that kind.

Also effective May 12, 2004, the following paragraph was added to the Fund's prospectus to the section "Principal Investment Risks":

 Derivatives involve special risks and may result in losses. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing the Fund to lose more money than it would have had it invested in the underlying security. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility. The use of derivatives may also cause the Fund to receive taxable income, which could increase the amount of taxes payable by shareholders. Other risks arise from the Fund's potential inability to terminate or sell derivative positions. A liquid secondary market may not always exist for the Fund's derivative positions at times when the Fund might wish to terminate or sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. For more information on the risks of derivative strategies, see the SAI.

77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of the Funds. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended June 30, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Funds and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.

Ernst & Young LLP
200 Clarendon Street
Phone:  (617) 266-2000
Boston, Massachusetts 02116-5072
Fax:     (617) 266-5843
www.ey.com


A Member Practice of Ernst & Young Global



August 18, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Columbia Fund Trust IX
                      Columbia High Yield Municipal Fund
                      Columbia Managed Municipal Fund


Gentlemen:

         We have read Sub-Item 77K of Form N-SAR dated August 27, 2004 with respect to the above-listed funds of The Columbia Funds Trust IX (Registrant), and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the Registrant contained in the Form N-SAR.


                                                         Very truly yours,


                                                        /s/ Ernst & Young LLP



Columbia High Yield Municipal Fund
Columbia Managed Municipals Fund

77E Legal Proceedings

Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of August 31, 2004, we have received the following complaints, all of which ICI Mutual has received notice:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
         United States District Court
         District of Massachusetts
         Case # 04 10534 PBS
         Complaint Allegation:  Market Timing

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson,
         Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW
         Complaint Allegation: Market Timing

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management,L.P., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin,
       John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC,
       Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation,
       Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL
         Complaint Allegation: Market Timing

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS
         Complaint Allegation: Market Timing

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS


Columbia Managed Municipals Fund

77O Transactions effected pursuant to Rule 10f-3

On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 250,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $283,600 from Citigroup Global Markets, Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.


On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 750,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $850,800 from Bear, Stearns & Co. Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.

On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 375,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $425,400 from RBC Dominion Securities pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.


On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 375,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $425,400 from First Albany Capital Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.


On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 375,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $425,400 from First Albany pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;


o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.


On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 375,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $425,400 from AG Edwards & Sons, Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.

On January 15, 2004, Columbia Managed Municipals Fund (Fund) purchased 375,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $425,400 from Goldman, Sachs & Co. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; J.P. Morgan Securities, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association. Columbia High Yield Municipal Fund

77O Transactions effected pursuant to Rule 10f-3

On May 3, 2004, Columbia High Yield Muniicpal Fund (Fund) purchased 1,200,000 par value of bonds of Puerto Rico Improvement 5.00% 7/1/30 (Securities) for a total purchase price of $1,265,412 from Goldman, Sachs & Co. pursuant to a public offering in which Bank of America Securities acted as a participating underwriter. Bank of America Securities may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Bank of America Securities the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman, Sachs & Co.; Citigroup Global Markets, Inc.; JP Morgan Securities Inc.; Lehman Brothers; Merrill Lynch & Co; Morgan Stanley; Raymond James & Associates; UBS Financial Services, Inc.; Ramirez & Co., Inc.; Wachovia Bank, National Association.